UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2017

Viking Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37355	46-1073877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12340 El Camino Real, Suite 250, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 704-4660

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 14, 2017, Viking Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors identified on the signature pages thereto (the “Purchasers”) pursuant to which the Company agreed to issue and sell an aggregate of 3,749,783 shares (the “Shares”) of its common stock, par value $0.00001 per share (the “Common Stock”), in a registered direct offering (the “Registered Direct Offering”). The Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-212134) filed with the Securities and Exchange Commission (the “Commission”) on June 20, 2016, as amended by Amendment No. 1 thereto filed with the Commission on July 26, 2016 and declared effective on July 26, 2016 (as amended, the “Registration Statement”).

In a concurrent private placement, the Company also agreed, pursuant to the Securities Purchase Agreement, to issue and sell to each of the Purchasers a warrant to purchase 0.75 shares of Common Stock (the “Warrants”) for each share of Common Stock purchased by a Purchaser in the Registered Direct Offering (the “Private Placement” and, together with the Registered Direct Offering, the “Offerings”). The exercise price of the Warrants is $1.30 per share, subject to adjustment as provided therein, and will be exercisable beginning on December 19, 2017 through December 19, 2022. Each holder of a Warrant will not have the right to exercise any portion of its Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase the Beneficial Ownership Limitation; however, in no event shall the Beneficial Ownership Limitation exceed 9.99%. The exercise price and number of shares of Common Stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. After December 19, 2017, if a registration statement covering the issuance or resale of the shares of common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) is not available for the issuance or resale, as applicable, the Purchasers may exercise the Warrants by means of a “cashless exercise.”

The Warrants are not and will not be listed for trading on any national securities exchange.  The Warrants and the Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement.

The combined purchase price for one Share and one Warrant to purchase 0.75 shares of Common Stock in the Offerings was $1.15. The closing of the Offerings occurred on June 19, 2017. The Company expects the aggregate net proceeds from the Offerings, after deducting the placement agents’ fees and other estimated offering expenses, to be approximately $3.8 million.  The Company intends to use the aggregate net proceeds for research and development, working capital and general corporate purposes.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. Under the Securities Purchase Agreement, the Company has agreed, subject to certain exceptions, not to enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents for a period of 90 days following the closing of the Offerings.

Maxim Group LLC and Roth Capital Partners, LLC (the “Placement Agents”) acted as the placement agents for the Offerings. On June 14, 2017, the Company entered into a Placement Agent Agreement with the Placement Agents, pursuant to which the Placement Agents agreed to serve as the placement agents for the issuance and sale of the Shares and the Warrants, and the Company agreed to pay the Placement Agents an aggregate fee equal to 6.25% of the gross proceeds received by the Company in the Offerings. The Placement Agent Agreement includes indemnity and other customary provisions for transactions of this nature. Subject to certain conditions, the Company also agreed to reimburse all reasonable and documented travel and other out-of-pocket expenses of the Placement Agents actually incurred in connection with the Offerings, which expenses shall be limited to, in the aggregate, $30,000.

The foregoing summaries of the Securities Purchase Agreement, the Warrants and the Placement Agent Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the form of the Securities Purchase Agreement, the form of Warrant and the Placement Agent Agreement that are filed herewith as Exhibits 4.1, 10.1 and 10.2, respectively.

The representations, warranties and covenants contained in the Securities Purchase Agreement, the Warrants and the Placement Agent Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement, the Warrants and the Placement Agent Agreement, respectively, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement, the Warrants and the Placement Agent Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement, the Warrants and the Placement Agent Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

The legal opinion, including the related consent, of Paul Hastings LLP relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the amount of proceeds expected from the Offerings. The risks and uncertainties involved include the Company’s financial position, market conditions and other risks detailed from time to time in the Company’s periodic reports and other filings with the Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 1.02. Termination of a Material Definitive Agreement.

Effective June 19, 2017, the Company terminated that certain Common Stock Purchase Agreement with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), dated August 24, 2016 (the “Aspire Agreement”), pursuant to which Aspire Capital was committed to purchase up to an aggregate of $12.5 million of shares of Common Stock over the term of the Aspire Agreement on the terms set forth therein. The Aspire Agreement was terminable by the Company at any time, for any reason or no reason, without any liability to the Company, upon at least one business days’ advance notice from the Company to Aspire.

Item 3.02. Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Warrants and the Warrant Shares is incorporated herein by reference.

On June 14, 2017, the Company entered into the Securities Purchase Agreement, whereby the Company agreed to issue and sell to the Purchasers the Warrants to purchase up to 2,812,337 shares of Common Stock with an exercise price of $1.30 per share. The closing of the Offerings, including the issuance and sale of the Warrants to the Purchasers, occurred on June 19, 2017.

The Warrants and the Warrant Shares were offered to the Purchasers pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder. Each of the Purchasers represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Warrants and the Warrant Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Warrants and the Warrant Shares have not been registered under the Securities Act and the Warrants and the Warrant Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Common Stock Purchase Warrant
5.1	Opinion of Paul Hastings LLP
10.1	Form of Securities Purchase Agreement, dated June 14, 2017
10.2	Placement Agent Agreement, dated June 14, 2017, by and among Viking Therapeutics, Inc., Maxim Group LLC and Roth Capital Partners, LLC
23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING THERAPEUTICS, INC.

Date: June 19, 2017	By:	/s/ Brian Lian, Ph. D.
Name: Brian Lian, Ph.D.
Title: President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
4.1	Form of Common Stock Purchase Warrant
5.1	Opinion of Paul Hastings LLP
10.1	Form of Securities Purchase Agreement, dated June 14, 2017
10.2	Placement Agent Agreement, dated June 14, 2017, by and among Viking Therapeutics, Inc., Maxim Group LLC and Roth Capital Partners, LLC
23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1)